Exhibit 21

The following is a list of U. S. Steel’s subsidiaries at December 31, 2004.

Subsidiary	State or Country of Incorporation
Adela Investment Company S.A.	Luxembourg
Chrome Deposit Corporation	Indiana
Clairton 1314B Partnership, L.P.	Delaware
Compagnie de Gestion de Mifergui-Nimba, LTEE.	Delaware
Cygnus Mines Limited	Canada
Delaware USS Corporation	Delaware
Delray Connecting Railroad	Michigan
Double Eagle Steel Coating Company	Michigan
Double G Coatings, Inc.	Delaware
Double G Coatings Company, L.P.	Delaware
Essex Minerals Company (Societe des Mineraux Essex)	New Jersey
Farms Sewer Company, Inc.	New York
Farms Water Company, Inc.	New York
Feralloy Processing Co.	Indiana
Grant Assurance Corporation	Vermont
La Pointe Iron Company	Wisconsin
New Deal Development, Inc.	Delaware
New King Court Development Associates, LLC	Michigan
Oilfield Technologies, Inc.	Delaware
Olympic Laser Processing	Michigan
Orinoco Mining Company	Delaware
Pasadena Yacht and Country Club, Inc.	Delaware
Perdido Land Development Co., Inc.	Delaware
Phil Prop, Inc.	Delaware
PITCAL, Inc.	Delaware
USS-POSCO Industries	California
ProCoil Company, LLC	Delaware
Smart Screen Systems, Inc.	Minnesota
Societe Des mines de Fer de Guinee Pour L’Exploitation Des Monts Nimba (Mifergui Nimba)	Guinea
Steel Health Resources, LLC	Indiana

Straightline Source, Inc.	Delaware
Straightline, Inc.	Delaware
Swan Point Yacht & Country Club, Inc.	Delaware
Transtar, Inc.	Delaware
Birmingham Southern Railroad Company	Alabama
Elgin, Joliet and Eastern Railway Company	Delaware
Fairfield Southern Company, Inc.	Delaware
Lake Terminal Railroad Company, The	Delaware
McKeesport Connecting Railroad Company	Delaware
Tracks Traffic and Management Services, Inc.	Delaware
Union Railroad Company	Delaware
Warrior & Gulf Navigation Company	Delaware
Mobile River Terminal Company	Alabama
Sisco Stevedoring, LLC	Alabama
The Southern International Services Company, Inc.	Alabama
The Southern International Services Company II, Inc.	Alabama
Transtar Logistics, LLC	Delaware
EX-IM Logistics, LLC	Delaware
U. S. Steel China, LLC	Delaware
U. S. Steel International of Canada, LTD.	Delaware
U. S. Steel Mining Company, LLC	Alabama
USS Mine Management, Inc.	Alabama
United States Steel International, Inc.	New Jersey
Compania de Representaciones Mercantiles, Cubacero, S.A.	Cuba
United States Steel Export Company de Mexico, S.R.L. de C.V.	Mexico
Acero Prime, S.R.L. de C.V.	Mexico
Acero Prime Servicios, S.R.L. de C.V.	Mexico
United States Steel International de Mexico, S.R.L. de C.V.	Mexico
U. S. Steel Receivables, LLC	Delaware
U. S. Steel Timber Company, LLC	Alabama
USS Coal Sales, LLC	Delaware
USS Galvanizing, Inc.	Delaware
PRO-TEC Coating Company	Ohio
PRO-TEC Coating Company, Inc.	Ohio
USS International Services, LLC	Delaware
USS Oilwell Supply Co., LTD.	Delaware
USS Oilwell Tubular, Inc.	Delaware
USS Portfolio Delaware, Inc.	Delaware
USS Tubular Processing, Inc.	Delaware

U. S. Steel Holdings, Inc.	Delaware
USS Global Holdings I B.V.	Netherlands
U. S. Steel Kosice (USSK)	Slovakia
Elektroservis VN a VVN a.s. Kosice	Slovakia
Energoservis a.s. Kosice	Slovakia
Hutnictvi zeleza (Czech Republic)	Czech Republic
International Trade Center a.s.	Slovakia
U. S. Steel Kosice Belgium	Belgium
NV Promet SA (Belgium)	Belgium
U. S. Steel Kosice Bohemia a.s.	Czech Republic
U. S Steel Kosice France S.A.	France
U. S. Steel Hungary kft	Hungary
U. S. Steel Kosice SBS, s.r.o.	Slovakia
U. S. Steel Kosice Germany GmbH	Germany
SZ Stahl GmbH (Germany)	Germany
Waltzwerke Finow GmbH	Germany
Betrieber Gesellschaft Nordbahn GmbH	Germany
Stawa Stahlbau GmbH	Germany
Vozmult a.s. Kosice	Slovakia
Refrako, s.r.o.	Slovakia
Trgovinsko Preduzece, USSKS d.o.o.	Serbia
Reliningserv, s.r.o.	Slovakia
VSZ (U.K.) Ltd. (United Kingdom)	United Kingdom
Vulkmont a.s. Kosice	Slovakia
U. S. Steel Global Holdings II B.V.	Netherlands
U. S. Steel Serbia, B.V.	Netherlands
Sartid, a.d.	Serbia
Sartid Beli Limovi, a.d.	Serbia
Luka Smedervo d.o.o.	Serbia
Veljko Dugosevic d.o.o. Kucevo	Serbia
Spin d.o.o.	Serbia
Slobodna Zona Smederevo	Serbia
Stara Zelezara d.o.o. Smederevo	Serbia
U. S. Steel Balkan, d.o.o.	Serbia
U. S. Steel Enterprises, B.V.	Netherlands
U. S. Steel Europe, B.V.	Netherlands
U. S. Steel Holdings III, Inc.	Delaware
United States Steel Credit Corporation	Delaware
UEC Technologies, LLC	Pennsylvania

Met-Chem Canada Inc.	Canada
UEC Sail Information Technology, LTD.	India
USX Engineers and Consultants, Inc.	Delaware
USX International Sales Company, Inc.	Barbados
USX Participacoes LTDA.	Brazil
Merinds Mineracao	Brazil
Mineracao Carajas, LTDA.	Brazil
Mineracao Maraba, LTDA.	Brazil
USX RTI Holdings, Inc.	Delaware
Republic Technologies International Holdings LLC	Delaware
Republic Technologies International LLC	Delaware
Worthington Specialty Processing	Missouri